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                                                                    Exhibit 24.3

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that Richard Lutenski, an Executive Vice President and the principal financial officer and the principal accounting officer of Enhance Financial Services Group Inc. ("Enhance Financial"), whose signature appears below constitutes and appoints Daniel Gross and Samuel Bergman, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign Amendment No. 1 to Registration Statement on Form S-3 of Enhance Financial, and any or all amendments (including post-effective amendments) thereto, relating to the offering of shares of its debt securities, common stock or contracts to purchase common stock, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney, in his capacity as a director of Enhance Financial Services Group Inc., as of the 8th day of December, 1999.


/s/ Richard Lutenski
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Richard Lutenski